ECLIC, INC.

                            FOR IMMEDIATE RELEASE
                            ---------------------

For press and other inquiries contact:

Michael Strage:
(212) 874-6608

                            ECLIC, INC. TO ACQUIRE
                               ANGIOGENEX, INC.

- eClic Shareholders Gain Equity Participation in AngioGenex, Inc. a private company with innovative technology related to diagnosing cancer, potential therapies for the treatment of cancer and treatment of other non-cancerous diseases.

LAS VEGAS, NV. - JANUARY 5, 2005 -- ECLIC, INC. announced that it has executed an agreement to acquire all of the issued and outstanding shares of AngioGenex, Inc. a private biomedical company based in New York. ECLIC acquired AngioGenex shares through a merger in which ECLIC issued 10,987,000 shares of its unregistered common stock to the shareholders of AngioGenex. eClic will change its name to "AngioGenex, Inc." and will apply for trading on the OTC Bulletin Board. The current stockholders of eClic will own approximately 12% of the outstanding common stock. On a fully diluted basis, the eClic shareholders will own approximately 6% of the outstanding common stock, assuming all of the warrants are exercised and the convertible notes payable by AngioGenex are converted to common stock.

AngioGenex, Inc. is a development stage biotechnology company engaged in 1) the discovery, acquisition and development of orally active anti-cancer drugs that act by modulating the action of Id proteins, 2) the measurement of Id proteins in tumors and blood to create products for the diagnosis and prognosis of cancer, and 3) generating proof of concept data in relevant preclinical models to establish that modulation of Id proteins is useful to treat non-oncologic diseases in which a surplus or deficit in the growth of blood vessels is an important part of the underlying pathology. The Company owns, or holds worldwide exclusive licenses to the patent rights and intellectual property that constitute the Id platform technology including: the Id knockout mouse and compounds and products for the diagnosis and treatment of cancer and other diseases through the detection or inhibition of the activity of the Id genes or proteins. The Company's plan is to continue: 1) the development of its core platform technology through further validation of the Id genes and proteins as therapeutic targets, and 2) the design and development of drugs that control blood vessel formation through modulation of Id genes and proteins.

The Company's technology is based primarily on the research work of Dr. Robert Benezra and his colleagues at Memorial Sloan Kettering Cancer Center, in New York City who discovered the Id (inhibitor of differentiation) genes and corresponding Id proteins and established their role in the formation of new blood vessels (angiogenesis) that are required for tumor growth and metastasis. The Id proteins are expressed when tumors are present while in normal adult tissues they are either absent or found in very low concentrations. Dr. Benezra demonstrated in animals that in the absence of the Id proteins there is a significant inhibition of tumor growth and metastasis. These findings suggest that drugs that inhibit the Id proteins or block Id protein expression could be safe and effective anti-cancer agents and led to proprietary technology that has been licensed exclusively to AngioGenex by MSKCC.

Richard Salvador, Ph.D. and William Garland, Ph.D. bring extensive drug development experience as senior executives at Hoffmann La Roche Inc. to their roles as President and Chief Executive Officer, and Chief Operating Officer, respectively, of the Company. Dr. Benezra is head of the AngioGenex Scientific Advisory Board (SAB) that consists of a group of experts in angiogenesis and related scientific fields. George Gould, an intellectual property attorney and former Vice President of Licensing & Corporate Development of Hoffmann La Roche, is the Company's Vice President and General Counsel.


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Commenting on the merger, Evagelina Esparza Barrza, President of eClic, said,
"The merger is expected to provide the combined companies with a public market to assist in future capital raising and the ability to more effectively compensate AngioGenex' future employees with stock or stock options. Also, making the transition from a private company to a public company may be of assistance with regards a proposed private placement financing to support a major portion of AngioGenex' research and development expenses and working capital needs over the next twelve months."

AngioGenex' Technologies
------------------------

THE SCIENCE OF CANCER. Cancer is a genetic disease resulting in deregulated cell growth. Tumor suppressor genes and oncogenes inhibit or stimulate cell growth or proliferation and are normally in balance. Mutations in either or both of these gene classes can lead to cancer. Over the past 20 years, much research has focused on inhibiting the growth of tumor cells by either altering the activity of oncogenes or tumor suppressors so that normal growth properties are restored. This approach has met with limited success for several reasons. Tumor cells can acquire mutations rapidly and drugs designed to kill the tumor cell or alter protein activity are often countered with further mutations leading to drug resistance. In addition, many of the oncogenes and tumor suppressors have normal counterparts that are required for normal cell functions so that inhibiting their activity often causes serious side effects and toxicities. Finally, the mechanisms of action of some oncogenes and tumor suppressors are poorly understood limiting the development of more specific drug therapies. For these reasons, alternate approaches to the management and cure for cancer have been actively pursued.

THE ANTI-ANGIOGENIC APPROACH. One anticancer approach that has received much attention in recent years is targeting of the blood supply of the tumor. If tumors are prevented from recruiting new blood vessels for nutrients (through a process called angiogenesis) they cannot grow beyond a very small size and cannot spread (metastasize) to other parts of the body, rendering them essentially harmless to the patient. This approach is attractive because unlike tumor cells, the cells that form blood vessels do not acquire mutations at any appreciable rate and, therefore, acquired drug resistance is less likely. In addition, the Company believes that the growth of blood vessels around tumors is a separate process from normal angiogenesis in adults making it possible to develop non-toxic drug regimens for treating cancer. Normal angiogenesis occurs in adults primarily in wound healing and reproductive functions. Finally, the molecular steps that result in angiogenesis are becoming better understood, thereby providing new targets for anti-angiogenic drug design. Among these, the Id proteins have been demonstrated to play a key role in tumor angiogenesis (see Figure below). The Company is pursuing strategies to inactivate either the Id genes or Id proteins to inhibit the growth and metastasis of tumors.

Figure showing that the loss of Id genes prevents blood vessel formation in implanted matrigel plugs. Wild type (left panel) or Id knockout (right panel) mice were inoculated with a matrigel plug containing VEGF (a powerful angiogenesis promoting factor). The plug was removed after 10 days, sectioned, stained with H&E and the stained section observed at magnifications of 100x and 400x Extensive blood vessel formation into the matrigel plug is observed in the wild type animals. No blood vessel formation is observed in the animals lacking the Id1 and Id3 genes.


                                  [Photo]


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A NOVEL STRATEGY FOR CANCER THERAPY.  The Id genes act in early fetal development to promote the growth of cells and blood vessels but are turned off prior to birth and are usually inactive in adult life. Id is reactivated in many tumor cells in the early stages of the disease, and importantly it is also expressed in the blood vessels that infiltrate tumors. Through genetic manipulations in mice it has been shown that partial loss of Id function leads to a profound resistance to the growth and metastasis of tumors. This resistance can be attributed to the failure of the animals to develop an intact vasculature (network of blood vessels) within the tumor mass resulting in significant cancer cell death. Importantly, animals with reduced Id levels show no other obvious physiological abnormalities. Thus, the Id proteins become attractive drug targets for the following reasons:

   o The Id proteins have been shown to be a key component for tumor angiogenesis.

   o The Id proteins are fetal specific and only re-expressed during tumor vascularization but not in normal adult vasculature (with the exception of wound healing and reproductive functions) making it possible to design drugs that are not expected to cause side-effects

   o Only partial reduction in Id activity causes a significant inhibition of tumor angiogenesis.

   o The mechanism of Id action is well-defined thus allowing high-throughput screening and rational design of drug candidates.

   o Inactivation of Id before or after tumor formation is effective in preventing or limiting tumor growth, respectively, in animal models that the Company believes are reasonably predictive of human activity.

   o Compounds of a known chemical class have been identified that bind and inhibit the Id protein in a biochemical and a cell culture screen. The Company is actively studying their activity for the design of more potent and efficient Id protein inhibitors.

APPLICATIONS OF THE TECHNOLOGY. There are multiple therapeutic and prognostic/diagnostic applications of the Company's Id technology platform.

 o Id-Based Oncology Therapeutics. The discovery and development of one or
   -------------------------------
   more anti-cancer drugs is the primary corporate goal of AngioGenex. There is considerable evidence to demonstrate the effects of several Id proteins (Id1, Id2, Id3) on different aspects of cellular growth. The participation of Id proteins in advanced human malignancy has been supported by the discovery that they exert pivotal contributions to essential cellular alterations that collectively cause malignant growth. The Id proteins support the formation of blood vessels into tumors that results in growth and metastasis. These proteins comprise a particularly compelling target for drug discovery because they are either absent or present in very low concentration in normal adult tissues. They are essential only for wound healing and reproductive functions in adults. As a result, inhibition of Id proteins would be limited to the tumor and would not be expected to affect normal cellular functions and cause toxicity like other anti-angiogenic drugs. Dr. Benezra has shown that mice that are deficient in one or more copies of the Id proteins (Id1 and/or Id3) are unable to support the growth and metastasis of tumors caused by the injection of several different cell types. Negative effects of Id deletion on preformed tumors have also been demonstrated. The evidence for the lack of growth of tumors in Id deficiency has been extended by using genetically modified mice that harbor either activated oncogenes or mutated tumor suppressor genes that are commonly found in human cancers including breast and prostate. The inhibition of tumor growth in these animals is especially important since they are the most challenging models available and are not often used by others to identify anti-cancer drugs. These are compelling models because these animals are immune competent and the tumors develop spontaneously rather than grow from tumor cells that are injected into the mouse.


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 o Id-based Products for Diagnosis/Prognosis of Cancer. The Company, in
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   collaboration with BioCheck, Inc. is investigating the Id technology for its potential for the diagnosis and prognosis of various types of cancers. Clinical data acquired from the Albert Einstein School of Medicine shows that the presence or absence of Id2 is highly prognostic for the outcome of neuroblastoma in children. Measurement of Id2 as a prognostic for neuroblastoma will be useful in deciding the type of therapeutic intervention employed to treat this devastating childhood cancer. The neuroblastoma prognostic, expected to reach the market in 2006, will be the first of several diagnostic/prognostic products based on Id technology. The development of a serum test for breast cancer using a standard ELISA format is the second diagnostic product that is under development. Pilot measurements of serum Id proteins from patients with breast cancer suggest the possibility of developing a test that will allow early detection and the ability to monitor the progress of the disease during and after therapy. The ability to detect the presence of breast cancer at a very early stage allows early intervention and a much better opportunity to treat this disease successfully. The test would also provide early detection of reemergence of the disease following therapy and signal the need to re-institute treatment. Recent reports in the scientific literature suggest that Id measurements could also be useful in the prognosis of melanoma and cervical cancer. As testing for Id proteins progresses in breast cancer patients, it is likely that other tumors will eventually be made part of the Company's efforts in the diagnostic/prognostic area.

 o Id-Related Ocular Therapeutics. There are other important diseases
   -------------------------------
   besides cancer in which the abnormal growth of blood vessels contributes to the underlying pathology. These include ARMD (age related macular degeneration) and diabetic retinopathy where growth of blood vessels has been implicated in the loss of vision and blindness. These are major diseases for which the existing treatments are unsatisfactory. Medical experts in these diseases believe, and there is some experimental evidence to suggest, that blocking the increase in blood vessels would be therapeutic. The Company has obtained promising results in very young mice subjected to high oxygen concentrations, a procedure that causes growth of blood vessels in the eye and is used routinely to screen for agents to treat ARMD. The absence of Id genes and proteins prevented the growth of blood vessels into the eye in this animal model. An antisense molecule that is known to block blood vessel formation in one in vivo model will be tested in this eye model and, if active, additional investigations will be initiated to identify a chemically related compound with more desirable properties that could be considered for development as a therapeutic for ARMD. It is possible to administer an antisense molecule by intravitreal injection for therapeutic purposes. This is acceptable medical practice because of the need to find a treatment that prevents loss of vision and blindness. siRNA (small interfering RNA) type molecules, that would have similar application, will also be tested in this model. During the third quarter of 2004, a second model of ARMD that employs argon laser injury to induce ocular neovascularization will be used to investigate further the role of the Id genes and proteins in ocular angiogenesis. The argon laser model is the most predictive of a beneficial action of a drug or procedure for the treatment of ARMD. All research in the ocular area is currently being conducted for the Company by Glenn Stoller MD, the principal investigator and a practicing ophthalmologist and Patricia D'Amore PhD (Schepens Eye Institute, Harvard), an expert in angiogenesis in the eye. Both are members of the Scientific Advisory Board of the Company.

Modulation of Id Proteins to Treat Other Non-Oncologic Diseases.
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The manipulation of the Id genes and proteins offers multiple therapeutic opportunities that will be explored through proof-of-concept studies with the goal of partnering drugs for use in non-oncologic indications with large pharmaceutical companies. The goal is to develop convincing evidence of the therapeutic potential of modulating the Id proteins by conducting proof of principle preclinical studies. This would include diseases such as severe arthritis and endometriosis where growth of blood vessels is part of the underlying pathology. It is not known at this time whether the pathology observed in these diseases involves the action of the Id proteins but there are animal models that can be used to test this hypothesis. The goal is to identify those diseases that are most likely to respond to anti-angiogenic therapy by testing in the appropriate animal models whether blood vessel formation can be blocked and whether doing so causes a reduction in the severity of the disease that occurs in these animals. Since the animal models closely mimic the human course of the disease, the Company's proprietary Id knockout (KO) and Id KO/SCID mice will provide a convenient way to evaluate the role of Id proteins. If such a relationship is shown, anti-Id molecules identified in the cancer and ocular therapeutic programs will be evaluated for their ability to replicate the therapeutic effect obtained in the presence of the Id proteins for these other indications.

The Company believes that therapies based on its proprietary Id-platform technology may also be useful to treat medical conditions in which it is important to increase blood vessel formation at a particular site in the body as in ischemic cardiovascular disease or wound healing, large markets that are not served well by current treatments. These indications would include myocardial infarction and peripheral vascular disease. During the course of screening for anti-Id drugs, it is possible that molecules that stimulate the formation of blood vessels will be identified. A commercial relationship would be sought with companies interested in drugs with pro-angiogenic properties.


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AngioGenex, Inc. has worldwide rights to patents issued or pending covering a portfolio of technologies, including The Company has license agreements with MSKCC and the AECOM granting worldwide exclusive license to the following pending patent applications. They include the use of the Id genes and proteins as therapeutic targets, the Id knockout mouse and the use of Id measurements to develop a diagnostic and/or prognostic test for use in cancer.

   o "Methods For Modulating Tumor Growth And Metastasis of Tumor Cells," United States and PCT applications filed on March 8, 2000
   o "Inhibitor of Differentiation Knockout Mammals and Methods of Use Thereof," United States and PCT applications filed on March 8, 2000
   o "Methods for diagnosing and treating pediatric neoplasms," United States and PCT application filed on December 19, 2001

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENT, THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING RISKS OR UNCERTAINTIES RELATED TO THE ABILITY OF ANGIOGENEX TO RAISE SUBSEQUENT SUBSTANTIAL ADDITIONAL FINANCING TO COMPLETE CLINICAL DEVELOPMENT OF ANGIOGENEX' PRODUCTS, AND THE COMPANY'S ABILITY TO SUCCESSFULLY DEVELOP AND MARKET ANGIOGENEX' PRODUCTS AND TECHNOLOGIES. THESE STATEMENTS REPRESENT THE JUDGMENT OF ECLIC'S MANAGEMENT AS OF THIS DATE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT THE COMPANY AND THE RECENT ACQUISITION OF ANGIOGENEX, INC. BY ECLIC, INC. NEITHER, ECLIC NOR ANGIOGENEX UNDERTAKES ANY OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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